SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2012

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 18, 2012, the Board of Directors elected Troy Alstead as a new member of the Board, effective immediately. Mr. Alstead will serve as a Class III director and will be compensated on the same terms as the other non-employee directors of the Company.

Mr. Alstead joined Starbucks in 1992 and has served as chief financial officer and chief administrative officer since November 2008. Mr. Alstead previously served as chief operating officer, Starbucks Greater China from April 2008 to October 2008, senior vice president, Global Finance and Business Operations from August 2007 to April 2008, and senior vice president, Corporate Finance from September 2004 to August 2007. Mr. Alstead served in a number of other senior positions with Starbucks prior to 2004.

There is no understanding or arrangement between Mr. Alstead and any other person or persons with respect to his election as director and there are no family relationships between Mr. Alstead and any other director or executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Alstead will be a party to the Company’s standard form Director Indemnification Agreement. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. Alstead or any member of his immediate family had, or will have, a direct or indirect material interest.

A copy of the press release announcing the election of Mr. Alstead is attached as Exhibit 99.1 hereto.

ITEM 8.01	Other Events

On April 18, 2012, the Company’s Board of Directors declared a one-time cash dividend of $0.5365 per share, for a total of approximately $20 million. The dividend is payable to stockholders of record at the close of business on April 30, 2012.

The declaration of cash dividends in the future is subject to determination by the Company’s Board of Directors based on a number of factors, including the Company’s financial condition and compliance with the terms of its debt agreements. For these reasons, as well as others, there can be no assurance that the Company’s Board of Directors will declare additional cash dividends in the future.

ITEM 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release, dated April 19, 2012, announcing the election of Troy Alstead to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	April 19, 2012	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated April 19, 2012, announcing the election of Troy Alstead to the Board.